Exhibit 99.1
NEWS RELEASE

Sylvamo Releases Fourth Quarter,
Full Year Earnings

MEMPHIS, Tenn. – Feb. 12, 2026 – Sylvamo (NYSE: SLVM), the world’s paper company, is releasing fourth quarter and full year 2025 earnings. The company will host an audio webcast at 10 a.m. EST at investors.sylvamo.com.

Management Summary from Chief Executive Officer John Sims

As Sylvamo’s CEO, my vision is that Sylvamo will be legendary for the way we relentlessly pursue and achieve world-class excellence in all that we do. This will create substantial and lasting value for our employees, customers and shareowners and will enable us to be the employer, supplier and investment of choice.

I am committed to allocating capital wisely to create long-term value, communicating transparently, upholding our values and driving smart, data-driven decisions while operating safely with a focus on our customers and cost. We seek high-quality, long-term shareowners who share our vision of disciplined capital allocation and sustainable value-creation.

In 2025, we operated in a challenging environment, but our strategy did not change. We continued to deploy capital with discipline and take actions to strengthen Sylvamo’s competitive position as we invest in our lowest‑cost, most advantaged assets. At the same time, we maintained a strong balance sheet and returned cash to shareowners.

-Financial Results

In the fourth quarter, Sylvamo generated net income of $33 million and adjusted EBITDA* of $125 million, representing a 14% margin. Cash provided by operating activities was $94 million, and free cash flow* was $38 million.

For the full year 2025, Sylvamo generated net income of $132 million and adjusted EBITDA of $448 million, representing a 13% margin. Cash provided by operating activities was $268 million, and free cash flow was $44 million. Despite the challenging environment, we generated 12% return on invested capital* for the year.

-Capital Allocation

Keeping a strong financial position is the cornerstone of our capital allocation framework. This allows us to reinvest in our business, strengthen our competitive advantage through the cycle and increase future earnings and cash flow. In 2025, we maintained our strong financial position and balance sheet, achieving a net debt-to-adjusted EBITDA* of 1.6x.

We reinvested $224 million across our manufacturing network and forestlands in Brazil to strengthen our low-cost position, while accelerating development of high-return capital investments.

Throughout 2025, we returned $155 million to shareowners through $82 million in share repurchases and $73 million in dividends. Our board of directors declared a $0.45 dividend for the first quarter, which we paid Jan. 23. As of Jan. 30, we still have the full $150 million remaining under our current share repurchase authorization.

*See “Non-GAAP Financial Measures” for definitions of non-GAAP financial measures. Reconciliations are included in the financial schedules below.

-Regional Business Conditions

Looking at our regional industry conditions, North America and Brazil remain positive, while Europe and other Latin American countries are challenged. In the first quarter compared to the fourth quarter, our regional businesses will be impacted by lower volumes, higher energy costs and the non-repeat of favorable one-time items.

•In Europe, industry supply and demand conditions continue to be challenging, but market conditions have started to show signs of improvement as pulp prices began to rebound in the fourth quarter and improvement continues into the first quarter. Reflecting the challenging industry dynamics in Europe, our cutsize paper prices exited the year 100 euros per tonne below where we exited 2024. We have communicated paper price increases to our customers and expect the realization to begin in the second quarter.

•In Latin America, we are moving from the fourth quarter where paper demand is seasonally the strongest to the first quarter where demand is seasonally the weakest. This also negatively impacts our geographic mix in the first quarter. In Brazil, we communicated paper price increases to our customers both domestically and for exports. We have started to see realization for Brazil in January and are starting to see some realization in our export regions in February.

•In North America, we are seeing improvements in industry supply and demand. Imports have declined significantly since the summer. We communicated paper price increases to our customers and expect the realization to begin in the second quarter. 2026 will be a transition year in North America as we work through some short-term capacity constraints due to the termination of the Riverdale supply agreement with International Paper (NYSE: IP) and an upcoming extended outage at our Eastover, South Carolina, mill as we execute our strategic investments. To serve our most valuable customers, we will import from our mills in Europe, convert product using third-party vendors and build inventory to transition from the Riverdale volume exit to the completion of our Eastover strategic investments. As we build inventory for this transition, our sales volume in North America will be most impacted in the first quarter.

-Looking Ahead

Our capital spending will peak in 2026 as we execute the majority of our $145 million high-return strategic investments at our Eastover mill, including a paper machine optimization project, a new, state-of-the-art cutsize sheeter and a woodyard modernization project.

2025 and 2026 will be low points in free cash flow as we work through industry headwinds, particularly in Europe, and complete high‑return investments. As these conditions normalize and our investments begin to deliver, Sylvamo is well positioned to generate stronger, more sustainable results with the potential to generate annually:

•> $300 million in free cash flow

•> 15% return on invested capital

Our priorities remain unchanged: maintaining a strong financial position, reinvesting with discipline and returning cash to shareowners over time.

Earnings Webcast

The company will host an audio webcast at 10 a.m. EST at investors.sylvamo.com.

Those who want to participate should call 800-715-9871 (U.S.) or +1-646-307-1963 (international) and use access code 4562356.

Replays are available at investors.sylvamo.com for one year and by phone for one week. To listen by phone, call 800-770-2030 (U.S.) or +1-609-800-9909 (international) and use access code 4562356.

Investor Contact: Hans Bjorkman, 901-519-8030, hans.bjorkman@sylvamo.com
Media Contact: Adam Ghassemi, 901-519-8115, adam.ghassemi@sylvamo.com

About Sylvamo

Sylvamo Corporation (NYSE: SLVM) is the world's paper company with mills in Europe, Latin America and North America. Our vision is to be the employer, supplier and investment of choice. We transform renewable resources into papers that people depend on for education, communication and entertainment. Headquartered in Memphis, Tennessee, we employ more than 6,500 colleagues. Net sales for 2025 were $3.4 billion. For more information, please visit Sylvamo.com.

Select Financial Measures

(In millions)	Fourth Quarter 2025	Third Quarter 2025	Fourth Quarter 2024
Net Sales	$890	$846	$970
Net Income	33	57	81
Business Segment Operating Profit	79	98	109
Adjusted Operating Earnings	43	58	82
Adjusted EBITDA	125	151	157
Cash Provided By Operating Activities	94	87	164
Free Cash Flow	38	33	100
Segment Information

Sylvamo uses business segment operating profit to measure the earnings performance of its businesses and is calculated as set forth in footnote (f) under the "Sales and Earnings by Business Segment" table (page 9). Fourth quarter 2025 net sales by business segment and operating profit by business segment compared with the third quarter of 2025 and the fourth quarter of 2024 are as follows:

Business Segment Results

(In millions)	Fourth Quarter 2025	Third Quarter 2025	Fourth Quarter 2024
Net Sales by Business Segment
Europe	$186	$184	$194
Latin America	270	228	266
North America	447	450	514
Inter-segment Sales	(13)	(16)	(4)
Net Sales	$890	$846	$970
Operating Profit by Business Segment
Europe	$(29)	$(21)	$3
Latin America	37	35	50
North America	71	84	56
Business Segment Operating Profit (Loss)	$79	$98	$109
Operating profits in the fourth quarter of 2025:

Europe - $(29) million compared with $(21) million in the third quarter of 2025. Losses were higher due to lower price and mix and higher operating and input costs which more than offset higher volumes.

Latin America - $37 million compared with $35 million in the third quarter of 2025. Earnings were higher due to higher volumes which more than offset lower price and mix in our export regions and higher operating costs.

North America - $71 million compared with $84 million in the third quarter of 2025. Earnings were lower due to higher planned maintenance outages, and lower mix which more than offset higher volumes and lower operating costs.

Effective Tax Rate

The reported effective tax rate for the fourth quarter of 2025 was 43%, compared to 35% for the third quarter of 2025. The higher rate for the fourth quarter was due to the mix of earnings in our regions.

Excluding net special items, the effective tax rate for the fourth quarter of 2025 was 36%, compared with 35% for the third quarter of 2025.

The effective tax rate excluding net special items is a non-GAAP financial measure and is calculated by adjusting the income tax provision and rate to exclude the tax effect at the applicable statutory rate of net special items. Management believes that this presentation provides useful information to investors by providing a more meaningful comparison of the income tax rate between past and present periods.

Effects of Net Special Items

Net special items in the fourth quarter of 2025 amounted to a net after-tax charge of $11 million ($0.27 per diluted share), compared with a net after-tax charge of $1 million ($0.03 per diluted share) in the third quarter of 2025.

Non-GAAP Financial Measures

Adjusted Operating Earnings (non-GAAP) are net income (GAAP), net of tax, foreign exchange on a note receivable from our Brazilian subsidiary and net special items. Management uses this measure to focus on ongoing operations and believes it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. The Company believes that using this information, along with net income, provides for a more complete analysis of the results of operations. Net income is the most directly comparable GAAP measure. For more information regarding net special items, see the information under the heading Effects of Net Special Items and the Consolidated Statement of Operations and related notes included later in this release.

Adjusted EBITDA (non-GAAP) is net income (GAAP), net of tax, plus the sum of income taxes, net interest expense (income), depreciation, amortization and cost of timber harvested, stock-based compensation, foreign exchange on a note receivable from our Brazilian subsidiary, and, when applicable for the periods reported, net special items. Management uses this measure in managing the operating performance of our business and believes that Adjusted EBITDA and Adjusted EBITDA Margin provide investors and analysts meaningful insights into our operating performance and Adjusted EBITDA is a relevant metric for the third-party debt. The Company believes that using this information, along with net income, provides for a more complete analysis of the results of its operations. Net income is the most directly comparable GAAP measure. For more information regarding net special items, see the information under the heading Effects of Net Special Items and the Consolidated Statement of Operations and related notes included later in this release.

Free Cash Flow is a non-GAAP measure and the most directly comparable GAAP measure is cash provided by operating activities. Management utilizes this measure in connection with managing our business and believes that Free Cash Flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet and service debt, and return cash to shareowners. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. Free Cash Flow also enables investors to perform meaningful comparisons between past and present periods.

Return on Invested Capital (“ROIC”) is a non-GAAP measure presented as a supplemental measure of our performance. Management believes that ROIC is useful because it measures how effectively and efficiently we use the capital invested in our business. ROIC = Adjusted Operating Earnings Before Interest / Average Invested Capital. Invested Capital = Equity plus total debt minus cash and temporary investments. The Average Invested Capital is calculated as a simple average for the two most recent fiscal years.

Net Debt is a non‑GAAP measure defined as outstanding principal balance of current and long-term debt, less cash and temporary investments. Management uses Net Debt as an indicator of the Company’s overall leverage and liquidity position, and believes it is useful to investors as it reflects the strength of our financial position.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including the information under the heading "Management Summary from Chief Executive Officer John Sims." Any or all forward-looking statements may turn out to be incorrect, and our actual actions and results could differ materially from what they express or imply, because they involve known and unknown risks, uncertainties and other factors, many of which are beyond our control. These risks, uncertainties, and other factors include those disclosed in the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended Dec. 31, 2024, filed with the U.S. Securities and Exchange Commission (SEC) and in our subsequent filings with the SEC, available on our website, Sylvamo.com. These forward-looking statements reflect our current expectations, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SYLVAMO CORPORATION
Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
	2025		2024		2025		2025		2024
NET SALES	$890		$970		$846		$3,351		$3,773
COSTS AND EXPENSES
Cost of products sold (exclusive of depreciation, amortization and cost of timber harvested shown separately below)	690		733		624		2,616	(b)	2,833	(g)
Selling and administrative expenses	68		81	(e)	68	(i)	281	(c)	311	(e)
Depreciation, amortization and cost of timber harvested	45		44	(f)	49		179		159	(f)
Taxes other than payroll and income taxes	7		5		8		26		26
Interest (income) expense, net	11		7		9		39	(d)	39	(h)
Impairment of goodwill	11	(a)	—		—		11	(a)	—
INCOME BEFORE INCOME TAXES	58		100		88		199		405
Income tax provision	25		19		31		67		103
NET INCOME	$33		$81		$57		$132		$302
EARNINGS PER SHARE
Basic	$0.84		$1.98		$1.43		$3.29		$7.35
Diluted	$0.83		$1.94		$1.41		$3.24		$7.18
Average Shares of Common Stock Outstanding - Diluted	40		42		40		41		42
The accompanying notes are an integral part of this consolidated statement of operations.

Three and Twelve Months Ended December 31, 2025

(a) Includes a pre-tax loss of $11 million ($11 million after taxes) related to the impairment of goodwill in our France reporting unit for the three and twelve months ended December 31, 2025.
(b) Includes a pre-tax gain of $1 million ($1 million after taxes) for the twelve months ended December 31, 2025, to adjust the recognition of a foreign value-added tax refund in Brazil.

(c) Includes a pre-tax loss of $1 million ($1 million after taxes) for certain severance costs related to our salaried workforce, a pre-tax loss of $1 million ($1 million after taxes) related to the termination of the Georgetown mill offtake agreement and a pre-tax loss of $1 million ($0 million after tax) related to environmental reserves in Brazil, all for the twelve months ended December 31, 2025.

(d) Includes a pretax charge of $1 million ($1 million after tax) of interest expense related to tax settlements for the twelve months ended December 31, 2025.

Three and Twelve Months Ended December 31, 2024

(e) Includes a pre-tax loss of $1 million ($0 million after taxes) and $3 million ($2 million after taxes) for certain severance costs related to our salaried workforce for the three and twelve months ended December 31, 2024, respectively, and a pre-tax gain of $1 million ($0 million after taxes) for the three and twelve months ended December 31, 2024 for other items. Also includes pre-tax loss of $2 million ($1 million after taxes) for the twelve months ended December 31, 2024, for integration costs related to the Nymölla acquisition, and a pre-tax loss of $2 million ($1 million after taxes) for legal fees related to the Brazil Tax Dispute for the twelve months ended December 31, 2024.

(f) Includes pre-tax loss of $2 million ($1 million after taxes) and $3 million ($2 million after taxes) for the three and twelve months ended December 31, 2024, respectively, related to forest fires in Brazil.

(g)    Includes pre-tax gain of $1 million ($1 million after taxes) for the twelve months ended December 31, 2024, to adjust the recognition of a foreign value-added tax refund in Brazil. Also includes pre-tax loss of $1 million ($1 million after taxes) for the twelve months ended December 31, 2024, for other charges.

(h)    Includes pre-tax loss of $5 million ($4 million after taxes) for the twelve months ended December 31, 2024, related to debt extinguishment costs

Three Months Ended September 30, 2025

(i) Includes a pre-tax loss of $1 million ($1 million after taxes) for certain severance costs related to our salaried workforce.

SYLVAMO CORPORATION
Reconciliation of Net Income to Adjusted Operating Earnings
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended December 31,		Three Months Ended September 30,	Twelve Months Ended December 31,
	2025	2024	2025	2025	2024
Net Income	$33	$81	$57	$132	$302
Add back: Net special items expense (income)	11	1	1	13	10
Add back: Foreign exchange on intercompany note	(1)	—	—	(1)	—
Adjusted Operating Earnings	$43	$82	$58	$144	$312

	Three Months Ended December 31,		Three Months Ended September 30,	Twelve Months Ended December 31,
	2025	2024	2025	2025	2024
Diluted Earnings Per Common Share as Reported	$0.83	$1.94	$1.41	$3.24	$7.18
Add back: Net special items expense (income)	0.27	0.02	0.03	0.32	0.24
Add back: Foreign exchange on intercompany note	(0.02)	—	—	(0.02)	—
Adjusted Operating Earnings Per Share	$1.08	$1.96	$1.44	$3.54	$7.42

SYLVAMO CORPORATION
Sales and Earnings by Business Segment
Preliminary and Unaudited
(In millions)
Net Sales by Business Segment

	Three Months Ended December 31,		Three Months Ended September 30,	Twelve Months Ended December 31,
	2025	2024	2025	2025	2024
Europe	$186	$194	$184	$741	$801
Latin America	270	266	228	904	974
North America	447	514	450	1,754	2,029
Inter-segment Sales	(13)	(4)	(16)	(48)	(31)
Net Sales	$890	$970	$846	$3,351	$3,773

Operating Profit by Business Segment

	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
	2025		2024		2025		2025		2024
Europe	$(29)		$3		$(21)		$(112)		$10
Latin America	37		50		35		100		150
North America	71		56		84		263		293
Business Segment Operating Profit (Loss)	$79		$109		$98		$251		$453

Income Before Income Taxes	$58		$100		$88		$199		$405
Interest expense (income), net	11		7		9		39	(b)	39	(d)
Foreign exchange on intercompany note	(1)		—		—		(1)		—
Net special items expense (income)	11	(a)	2	(c)	1	(e)	14	(a)	9	(c)
Business Segment Operating Profit (f)	$79		$109		$98		$251		$453

Three and Twelve Months Ended December 31, 2025

(a) Includes a pre-tax loss of $11 million ($11 million after taxes) related to the impairment of goodwill in our France reporting unit for the three and twelve months ended December 31, 2025. Also includes a pre-tax loss of $1 million ($1 million after taxes) for certain severance costs related to our salaried workforce, a pre-tax gain of $1 million ($1 million after taxes) to adjust the recognition of a foreign value-added tax refund in Brazil, a pre-tax loss of $1 million ($1 million after tax) related to the termination of the Georgetown mill offtake agreement and a pre-tax loss of $1 million ($0 million after tax) related to environmental reserves in Brazil, all for the twelve months ended December 31, 2025.

(b) Includes a pretax charge of $1 million ($1 million after tax) of interest expense related to tax settlements for the twelve months ended December 31, 2025.

Three and Twelve Months Ended December 31, 2024

(c) Includes pre-tax loss of $2 million ($1 million after taxes) and $3 million ($2 million after taxes) for the three and twelve months ended December 31, 2024, respectively, related to forest fires in Brazil, a pre-tax loss of $1 million ($0 million after taxes) and $3 million ($2 million after taxes) for certain severance costs related to our salaried workforce for the three and twelve months ended December 31, 2024, respectively, and a pre-tax gain of $1 million ($0 million after taxes) for the three and twelve months ended December 31, 2024 for other items. Also includes pre-tax loss of $2 million ($1 million after taxes) for the twelve months ended December 31, 2024, for integration costs related to the Nymölla acquisition, a pre-tax loss of $2 million ($1 million after taxes) for legal fees related to the Brazil Tax Dispute for the twelve months ended December 31, 2024, a pre-tax gain of $1 million ($1 million after taxes) to adjust the recognition of a foreign value-added tax refund in Brazil for the twelve months ended December 31, 2024 and a pre-tax loss of $1 million ($1 million after taxes) for other charges for the twelve months ended December 31, 2024.

(d) Includes pre-tax loss of $5 million ($4 million after taxes) for the twelve months ended December 31, 2024, related to debt extinguishment costs.

Three Months Ended September 30, 2025

(e) Includes a pre-tax loss of $1 million ($1 million after taxes) for certain severance costs related to our salaried workforce.

(f) As set forth in the chart above, business segment operating profit is defined as income before income taxes, but excluding net interest expense (income), foreign exchange on a note receivable from our Brazilian subsidiary and net special items. Business segment operating profit is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments.

Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDA Margin
Preliminary and Unaudited
(In millions)

	Three Months Ended December 31,		Three Months Ended September 30,	Twelve Months Ended December 31,
	2025	2024	2025	2025	2024
Net Income	$33	$81	$57	$132	$302
Adjustments:
Income tax provision	25	19	31	67	103
Interest expense (income), net	11	7	9	39	39
Depreciation, amortization and cost of timber harvested	45	44	49	179	159
Stock-based compensation	1	6	4	18	23
Foreign exchange on intercompany note	(1)	—	—	(1)	—
Net special items expense (income)	11	—	1	14	6
Adjusted EBITDA	$125	$157	$151	$448	$632
Net Sales	$890	$970	$846	$3,351	$3,773
Adjusted EBITDA Margin	14%	16%	18%	13%	17%

Adjusted EBITDA and Adjusted EBITDA Margin by Business Segment

	Three Months Ended December 31,		Three Months Ended September 30,	Twelve Months Ended December 31,
	2025	2024	2025	2025	2024
Adjusted EBITDA
Europe	$(22)	$14	$(11)	$(78)	$47
Latin America	58	70	61	192	228
North America	89	73	101	334	357
Total Business Segment Adjusted EBITDA	$125	$157	$151	$448	$632
Net Sales (excluding inter-segment sales eliminations)
Europe	$186	$194	$184	$741	$801
Latin America	270	266	228	904	974
North America	447	514	450	1,754	2,029
Total Business Segment Net Sales	$903	$974	$862	$3,399	$3,804
Adjusted EBITDA Margin
Europe	(12)%	7%	(6)%	(11)%	6%
Latin America	21%	26%	27%	21%	23%
North America	20%	14%	22%	19%	18%

SYLVAMO CORPORATION
Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	December 31, 2025	December 31, 2024
ASSETS
Current Assets
Cash and temporary investments	$135	$205
Accounts and notes receivable (less allowances of $17 in 2025 and $21 in 2024)	424	429
Contract assets	19	26
Inventories	418	361
Other current assets	80	42
Total Current Assets	1,076	1,063
Plants, Properties and Equipment, net	1,047	944
Forestlands	364	319
Goodwill	114	111
Right of Use Assets	48	58
Deferred Charges and Other Assets	114	109
TOTAL ASSETS	$2,763	$2,604
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$381	$375
Notes payable and current maturities of long-term debt	90	22
Accrued payroll and benefits	55	79
Other current liabilities	190	206
Total Current Liabilities	716	682
Long-Term Debt	763	782
Deferred Income Taxes	175	152
Other Liabilities	143	141
Equity
Common stock $1.00 par value, 200.0 shares authorized, 45.6 shares and 44.9 shares issued and 39.4 shares and 40.6 shares outstanding at December 31, 2025 and 2024, respectively	46	45
Paid-in capital	89	71
Retained earnings	2,514	2,455
Accumulated other comprehensive loss	(1,353)	(1,490)
	1,296	1,081
Less: Common stock held in treasury, at cost, 6.2 shares and 4.3 shares at December 31, 2025 and December 31, 2024, respectively	(330)	(234)
Total Equity	966	847
TOTAL LIABILITIES AND EQUITY	$2,763	$2,604

SYLVAMO CORPORATION
Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Twelve Months Ended December 31,
	2025	2024
OPERATING ACTIVITIES
Net Income	$132	$302
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and cost of timber harvested	179	159
Deferred income tax provision (benefit), net	7	(7)
Stock-based compensation	18	23
Impairment of goodwill	11	—
Changes in operating assets and liabilities and other
Accounts and notes receivable	33	(47)
Inventories	(14)	25
Accounts payable and accrued liabilities	(52)	42
Other	(46)	(28)
CASH PROVIDED BY OPERATING ACTIVITIES	268	469
INVESTMENT ACTIVITIES
Invested in capital projects	(224)	(221)
CASH USED FOR INVESTING ACTIVITIES	(224)	(221)
FINANCING ACTIVITIES
Dividends paid	(73)	(62)
Issuance of debt	229	250
Reduction of debt	(182)	(407)
Repurchases of common stock	(82)	(69)
Other	(17)	(22)
CASH USED FOR FINANCING ACTIVITIES	(125)	(310)
Effect of Exchange Rate Changes on Cash	11	(13)
Change in Cash and Temporary Investments	(70)	(75)
Cash and Temporary Investments
Beginning of the period	205	280
End of the period	$135	$205

SYLVAMO CORPORATION
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended December 31,		Three Months Ended September 30,	Twelve Months Ended December 31,
	2025	2024	2025	2025	2024
Cash Provided By Operating Activities	$94	$164	$87	$268	$469
Adjustments:
Cash invested in capital projects	(56)	(64)	(54)	(224)	(221)
Free Cash Flow	$38	$100	$33	$44	$248

SYLVAMO CORPORATION
Reconciliation of Return on Invested Capital
Preliminary and Unaudited
(In millions)

	2025	2024
Net Income	$132
Net special items expense (income)	14
Foreign exchange on intercompany note	(1)
Interest expense (income), net	39
Adjusted Operating Earnings Before Interest	$184
Total equity	$966	$847
Add: Long-term debt	763	782
Add: Notes payable and current maturities of long-term debt	90	22
Less: Cash, temporary investments and restricted cash	(135)	(205)
Total Invested Capital	$1,684	$1,446
Average Invested Capital	$1,565
Return on Invested Capital for the Twelve Months Ended December 31, 2025	12%

SYLVAMO CORPORATION
Reconciliation of Net Debt-to-Adjusted EBITDA
Preliminary and Unaudited
(In millions)

2025
Long-term debt	$763
Notes payable and current maturities of long-term debt	90
Less: Financing lease obligations	(15)
Less: Unamortized debt issuance costs	4
Gross Debt	$842
Less: Cash and temporary investments	135
Net Debt	$707
Adjusted EBITDA	$448
Net Debt-to-Adjusted EBITDA for the Twelve Months Ended December 31, 2025	1.6x